UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 23, 2007

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2007 Cord Blood America, Inc. (CBAI) entered into a placement agent agreement with an unaffiliated party, Capital Growth Resources, of El Cajon, CA.  This agreement allows for Capital Growth Resources to act as lead placement agent for a private placement to be executed by Cord Blood America in 2007, in exchange for 150,000 of un-registered securities of the CBAI’s common stock, traded on the OTCBB.  Capital Growth Resources will be paid a placement agent fee of 10% of the equity capital raised in the private placement and 3% non-accountable fee for costs of services.  Capital Growth Resources will also have the option to purchase up to 13% of the value of the placement in CBAI warrants. The exhibit is attached hereto as exhibit 10.115.

On February 21, 2007 Cord Blood America, Inc. (CBAI) entered into a consulting agreement with an unaffiliated party, Donald G. Davis, Esq.  This agreement allows for Donald G. Davis to provide legal securities consultation and services to CBAI in exchange for 150,000 registered securities of CBAI’s common stock, traded on the OTCBB.  The exhibit is attached hereto as exhibit 10.116.

ITEM 8.01. Other Events

On February 22, 2007, Cord Blood America Inc. publicly disseminated a press release announcing the CEO, Matthew L. Schissler, will be speaking at two separate events in New York City on February 27 and February 28. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.37 hereto.

ITEM 9.01  Financial Statements and Exhibits

10.115	Placement Agent Agreement – Capital Growth Resources
10.116	Consulting Agreement – Donald G. Davis
99.37	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: February 28, 2007	By:	/s/ Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer